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                                                                       Exhibit 5


                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

                          NationsBank Corporate Center
                                   Suite 4200
                             100 North Tryon Street
                      Charlotte, North Carolina 28202-4006

                                                          Telephone 704/331-7400
                                                          Facsimile 704/331-7598

                                 April 29, 1998



Lance, Inc.
Post Office Box 32368
Charlotte, North Carolina 28232

Gentlemen:

         You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of an additional 200,000 shares of the $.83-1/3 par value Common Stock (the "Common Stock") of Lance, Inc. (the "Company"), a North Carolina corporation, by the Post Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-58839 (the "Registration Statement"), to be filed by you with the Securities and Exchange Commission in connection with the Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

         We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the additional 200,000 shares of the Common Stock covered by the Registration Statement have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the Plan and receipt by the Company of the consideration therefor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,



                                    KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.